EXHIBIT 23(c)

                     CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


          Motors Mechanical Reinsurance Company, Limited:


          We consent to the use in Amendment No. 1 to Registration Statement No. 33-60105 of Motors Mechanical Reinsurance Company, Limited on Form S-2 of our report dated February 27, 1995, included in the Annual Report on Form 10-K for Motors Mechanical Reinsurance Company, Limited for the year ended December 31, 1994, and to the use of our report dated February 27, 1995, appearing in the Prospectus which is part of such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




                                        s/DELOITTE & TOUCHE


          Bridgetown, Barbados
          July 6, 1995